UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012

ALLIANCE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-15366	16-1276885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Madison Street

Syracuse, New York 13202

(Address of principal executive offices, zip code)

(315) 475-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2012, Alliance Financial Corporation (the “Company”) approved an amendment to the existing Change of Control Agreements entered into with James W. Getman and Steven G. Cacchio (the “First Amendment”), in order to conform the Change of Control Agreements to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and all regulations, guidance and other interpretive authority issued thereunder. In addition, the First Amendment provides for the transfer of the legal title to the automobile owned by the Company and used by officer immediately prior to the date of the officer’s termination at no cost to the officer (but subject to applicable withholding taxes) as an additional severance benefit should the officer become entitled to severance benefits under the terms of the Change of Control Agreement. The remainder of the terms of the Change of Control Agreements otherwise remain unchanged.

The foregoing description of the First Amendment is a summary of its material terms and does not purport to be complete, and is qualified in its entirety by reference to the Form of First Amendment to Change of Control Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

Exhibit Number	Description

10.1	Form of First Amendment to Change of Control Agreement, dated December 18, 2012, by and between the Company and each of James W. Getman and Steven G. Cacchio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE FINANCIAL CORPORATION

Date: December 21, 2012	By:	/s/ Jack H. Webb

Jack H. Webb
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of First Amendment to Change of Control Agreement, dated December 18, 2012, by and between the Company and each of James W. Getman and Steven G. Cacchio.